Exhibit 99.1
BellRing Brands Reports Results for the First Quarter of Fiscal Year 2022
St. Louis - February 3, 2022 - BellRing Brands, Inc. (NYSE:BRBR) (“BellRing”), a holding company operating in the global convenient nutrition category, today reported results for the first fiscal quarter ended December 31, 2021.
Highlights:
•Net sales of $306.5 million
•Operating profit of $50.6 million; net earnings available to Class A common stockholders of $8.2 million and Adjusted EBITDA of $59.8 million
•Reaffirmed fiscal year 2022 net sales guidance of $1.36-$1.41 billion and Adjusted EBITDA (non-GAAP) guidance of $255-$265 million
First Quarter Operating Results
Net sales were $306.5 million, an increase of 8.5%, or $24.1 million, compared to the prior year period. Premier Protein net sales increased 4.5% and volumes declined 5.6%; Premier Protein ready-to-drink (“RTD”) shake net sales increased 4.5% and volumes declined 6.2%. Premier Protein net sales benefited from higher average net selling prices driven by reduced promotional activity and price increases. As discussed in previous earnings releases, capacity constraints across the broader shake contract manufacturer network have resulted in certain products placed on allocation and reduced demand-driving promotional activity which caused an expected reduction in volumes sold when compared to the prior year. Dymatize net sales increased 40.6%, with volumes up 8.1%, and benefited from (i) higher average net selling prices (driven by price increases and a favorable product mix), (ii) strong velocities driven in part by continued category momentum and (iii) distribution gains for both existing and new products. Net sales of all other products increased 3.2%.
Dollar consumption of Premier Protein RTD shakes and Dymatize United States (“U.S.”) powder products increased 10.4% and 47.6%, respectively, in the 13-week period ended January 1, 2022, as compared to the same period in 2021 (inclusive of NielsenIQ Total US xAOC including Convenience and management estimates of untracked channels).
Gross profit was $92.3 million, or 30.1% of net sales, an increase of 0.4%, or $0.4 million, compared to $91.9 million, or 32.5% of net sales, in the prior year period. The lower gross profit margin was driven by higher raw material costs (predominantly whey-based and milk-based proteins) and freight.
Selling, general and administrative (“SG&A”) expenses were $36.8 million, or 12.0% of net sales, a decrease of $1.5 million compared to $38.3 million, or 13.6% of net sales, in the prior year period. SG&A expenses in the first quarter of 2022 included $2.0 million of separation costs. SG&A expenses in the first quarter of 2021 included $4.6 million of restructuring and facility closure costs. Separation costs and restructuring and facility closure costs were treated as adjustments for non-GAAP measures.
Operating profit was $50.6 million, an increase of 5.9%, or $2.8 million, compared to $47.8 million in the prior year period.
Interest expense, net was $8.4 million, compared to $12.8 million in the prior year period, with the decrease primarily driven by a reduction in the aggregate principal amount of debt outstanding.
Income tax expense was $2.9 million, an effective income tax rate of 6.9%, compared to $2.1 million, an effective income tax rate of 6.0% in the prior year period. In both periods, the effective income tax rate differed significantly from the statutory rate primarily as a result of taking into account for U.S. federal, state and local income tax purposes its distributive share of the items of income, gain, loss and deduction of BellRing Brands, LLC (“BellRing LLC”).
Net earnings available to Class A common stockholders were $8.2 million, an increase of 5.1%, or $0.4 million, compared to $7.8 million in the prior year period. Net earnings available to Class A common stockholders excluded $31.1 million of net earnings attributable to the Company’s redeemable noncontrolling interest (“NCI”), compared to $25.1 million excluded in the prior year period. Net earnings per diluted share of Class A common stock were $0.21, compared to $0.20 in the prior year period. Adjusted net earnings available to Class A common stockholders were $9.8 million, or $0.25 per diluted share of Class A common stock, compared to $8.9 million, or $0.22 per diluted share of Class A common stock, in the prior year period.
Adjusted EBITDA was $59.8 million, a decrease of 1.5%, or $0.9 million, compared to $60.7 million in the prior year period. Adjusted EBITDA in both periods included an adjustment for the portion of BellRing LLC’s consolidated net earnings which was allocated to NCI, resulting in the calculation of Adjusted EBITDA including 100% of BellRing.
Basis of Presentation
Effective October 21, 2019, BellRing allocates a portion of the consolidated net earnings of BellRing LLC to NCI, reflecting the entitlement of Post Holdings, Inc. (“Post”) to a portion of the consolidated net earnings. As of December 31, 2021, Post held 71.5% of the economic interest of BellRing LLC.
Share Repurchases and New Share Repurchase Authorization
During the first quarter of 2022, BellRing repurchased 0.8 million shares of its Class A common stock for $18.1 million at an average price of $23.34 per share. At the end of the first quarter of 2022, BellRing had $41.9 million remaining under its share repurchase authorization.
Post’s Plan to Distribute Its Interest in BellRing to Post Shareholders
On October 27, 2021, Post and BellRing announced the signing of a transaction agreement related to Post’s previously announced plan to distribute a significant portion of its interest in BellRing to Post’s shareholders. Post intends to distribute 80.1% of its ownership interest in BellRing to Post shareholders via a pro-rata spin-off. Post’s wholly-owned subsidiary, BellRing Distribution, LLC (“New BellRing”) has filed registration statements with the Securities and Exchange Commission (the “SEC”) which went effective earlier today on February 3, 2022. BellRing has scheduled a special meeting of its stockholders on March 8, 2022 to vote on the proposed transaction, and BellRing expects that Post will announce additional details about the spin-off, including the record date and distribution ratio, in the coming weeks. As discussed in more detail in BellRing’s proxy statement, in the transaction, BellRing stockholders will receive equity in New BellRing and BellRing stockholders and Post will receive their pro rata share of an amount of cash that Post and BellRing currently anticipate to be approximately $400 million. The parties expect the distribution to be completed in the first calendar quarter of 2022, subject to certain customary conditions, including the receipt of certain tax opinions and the approval of BellRing’s stockholders (including the approval of BellRing’s stockholders other than Post). There can be no assurance that the proposed transaction will be completed as anticipated or at all.
COVID-19 Commentary
BellRing continues to closely monitor the impact of the COVID-19 pandemic on its business and remains focused on ensuring the health and safety of its employees and serving customers and consumers. BellRing’s primary categories returned to growth rates in line with their pre-pandemic levels during the fourth quarter of fiscal year 2020 and have remained strong in subsequent periods.
As the overall economy continues to recover from the impact of the COVID-19 pandemic, input and freight inflation and labor and input availability are pressuring BellRing’s supply chain. Lower than anticipated production and delays in capacity expansion across the broader third party shake contract manufacturer network have resulted in low inventories and missed sales. Service levels and fill rates remain below normal levels, and certain products have been placed on allocation. These factors are expected to improve but persist throughout fiscal year 2022 and are dependent upon BellRing’s contract manufacturer partners’ ability to deliver committed volumes, add capacity on expected timelines, retain manufacturing staff and rebuild inventory levels. Raw material, packaging and freight inflation has been widespread, rapid and significant, and has put downward pressure on profit margins. As a result, BellRing has taken pricing actions on nearly all products.
Outlook
For fiscal year 2022, BellRing management continues to expect net sales and Adjusted EBITDA each to grow 9%-13% over fiscal year 2021 (resulting in a net sales range of $1.36-$1.41 billion and an Adjusted EBITDA range of $255-$265 million) and capital expenditures of approximately $4 million.
BellRing provides Adjusted EBITDA guidance only on a non-GAAP basis and does not provide a reconciliation of its forward-looking Adjusted EBITDA non-GAAP guidance measure to the most directly comparable GAAP measure due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and facility closures costs, separation costs, net earnings attributable to redeemable NCI and other charges reflected in BellRing’s reconciliation of historical numbers, the amounts of which, based on historical experience, could be significant. For additional information regarding BellRing’s non-GAAP measures, see the related explanations presented under “Use of Non-GAAP Measures.”
Use of Non-GAAP Measures
BellRing uses certain non-GAAP measures in this release to supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures include Adjusted net earnings available to Class A common stockholders, Adjusted diluted earnings per share of Class A common stock and Adjusted EBITDA. The reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure is provided later in this release under “Explanation and Reconciliation of Non-GAAP Measures.”
Management uses certain of these non-GAAP measures, including Adjusted EBITDA, as key metrics in the evaluation of underlying company performance, in making financial, operating and planning decisions and, in part, in the determination of bonuses for its executive officers and employees. Additionally, BellRing LLC is required to comply with certain covenants and limitations that are based on variations of EBITDA in BellRing LLC’s financing documents. Management believes the use of these non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of BellRing and in the analysis of ongoing operating trends. Non-GAAP measures are not prepared in accordance with GAAP, as they exclude certain items as described later in this release. These non-GAAP measures may not be comparable to similarly titled measures of other companies. For additional information regarding BellRing’s non-GAAP measures, see the related explanations provided under “Explanation and Reconciliation of Non-GAAP Measures” later in this release.
BellRing Conference Call to Discuss Earnings Results and Outlook
BellRing will host a conference call on Friday, February 4, 2022 at 10:30 a.m. EST to discuss financial results for the first quarter of fiscal year 2022 and fiscal year 2022 outlook and to respond to questions. Darcy H. Davenport, President and Chief Executive Officer, and Paul A. Rode, Chief Financial Officer, will participate in the call.
Interested parties may join the conference call by dialing (866) 518-6930 in the United States and (203) 518-9822 from outside of the United States. The conference identification number is BRBRQ122. Interested parties are invited to listen to the webcast of the conference call, which can be accessed by visiting the Investor Relations section of BellRing’s website at www.bellring.com. A slide presentation containing supplemental material will also be available at the same location on BellRing’s website.
A replay of the conference call will be available through Friday, February 18, 2022 by dialing (800) 839-8318 in the United States and (402) 220-6071 from outside of the United States. A webcast replay also will be available for a limited period on BellRing’s website in the Investor Relations section.
Prospective Financial Information
Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the prospective financial information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the information provided above, see “Forward-Looking Statements” below. Accordingly, the prospective financial information provided above is only an estimate of what BellRing’s management believes is realizable as of the date of this release. It also should be recognized that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecasted. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.
Additional Information Regarding the Proposed Distribution of Post’s Interest in BellRing and Where to Find It
This release does not constitute an offer to sell, the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the proposed transaction, New BellRing has filed a registration statement of New BellRing on Form S-4 (File No. 333-261741) with the SEC, which contains a prospectus of New BellRing and a definitive proxy statement of BellRing, dated February 3, 2022, and a registration statement of New BellRing on Form S-4/S-1 (File No. 333-261873) with the SEC, which contains a prospectus of New BellRing, dated January 31, 2022. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS/ PROSPECTUSES, PROXY STATEMENT AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, ANY AMENDMENTS TO THESE FILINGS, AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEW BELLRING, BELLRING AND THE PROPOSED TRANSACTION. The

registration statements were declared effective by the SEC on February 3, 2022, and a definitive proxy statement/prospectus will be mailed on or about February 3, 2022 to stockholders of BellRing seeking that such stockholders adopt the definitive agreement for the proposed transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge from the SEC’s website, www.sec.gov, BellRing’s website, www.bellring.com, or Post’s website, www.postholdings.com.
The transaction and distribution of this release may be restricted by law in certain jurisdictions and persons who come into possession of any document or other information referred to herein should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. No offering of securities will be made, directly or indirectly, in or into any jurisdiction where to do so would be inconsistent with the laws of such jurisdiction.
Participants in a Solicitation
BellRing, New BellRing, Post and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from BellRing’s stockholders with respect to the approvals required to complete the proposed transaction. More detailed information regarding the identity of these potential participants, and any direct or indirect interests they may have in the proposed transaction, by security holdings or otherwise, is set forth in BellRing’s definitive proxy statement filed with the SEC. Information regarding the directors and executive officers of BellRing is available in its definitive proxy statement, which was filed with the SEC on December 29, 2021, and its definitive proxy statement relating to the proposed transaction, which was filed with the SEC on February 3, 2022. Information regarding the directors and executive officers of Post is available in its definitive proxy statement, which was filed with the SEC on December 6, 2021. Free copies of these documents may be obtained as described above.
Forward-Looking Statements
Certain matters discussed in this release and on BellRing’s conference call are forward-looking statements, including BellRing’s net sales, Adjusted EBITDA and capital expenditures outlook for fiscal year 2022, the effect of the COVID-19 pandemic on BellRing’s business, BellRing’s continuing response to the COVID-19 pandemic and the proposed transaction between Post and BellRing for the distribution of a significant portion of Post’s interest in BellRing to Post’s shareholders, including the amount of BellRing equity Post intends to distribute, the form of the distribution, the amount of cash Post and BellRing currently anticipate to be distributed to BellRing stockholders and Post and the expected timing of the completion of the proposed transaction. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions, and include all statements regarding future performance, earnings projections, events or developments. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include, but are not limited to, the following:
•the impact of the COVID-19 pandemic, including negative impacts on the global economy and capital markets, the health of BellRing’s employees, BellRing’s ability and the ability of its third party contract manufacturers to manufacture and deliver its products, operating costs, demand for its on-the-go products and its operations generally;
•BellRing’s dependence on sales from its RTD protein shakes;
•BellRing’s ability to continue to compete in its product categories and its ability to retain its market position and favorable perceptions of its brands;
•disruptions or inefficiencies in BellRing’s supply chain, including as a result of BellRing’s reliance on third party suppliers or manufacturers for the manufacturing of many of its products, pandemics (including the COVID-19 pandemic) and other outbreaks of contagious diseases, labor shortages, fires and evacuations related thereto, changes in weather conditions, natural disasters, agricultural diseases and pests and other events beyond BellRing’s control;
•BellRing’s dependence on a limited number of third party contract manufacturers for the manufacturing of most of its products, including one manufacturer for the substantial majority of its RTD protein shakes;
•the ability of BellRing’s third party contract manufacturers to produce an amount of BellRing’s products that enables BellRing to meet customer and consumer demand for the products;
•BellRing’s reliance on a limited number of third party suppliers to provide certain ingredients and packaging;
•significant volatility in the cost or availability of inputs to BellRing’s business (including freight, raw materials, packaging, energy, labor and other supplies);
•BellRing’s ability to anticipate and respond to changes in consumer and customer preferences and behaviors and introduce new products;
•consolidation in BellRing’s distribution channels;
•BellRing’s ability to expand existing market penetration and enter into new markets;
•the loss of, a significant reduction of purchases by or the bankruptcy of a major customer;

•legal and regulatory factors, such as compliance with existing laws and regulations, as well as new laws and regulations and changes to existing laws and regulations and interpretations thereof, affecting BellRing’s business, including current and future laws and regulations regarding food safety, advertising, labeling, tax matters and environmental matters;
•fluctuations in BellRing’s business due to changes in its promotional activities and seasonality;
•BellRing’s ability to maintain the net selling prices of its products and manage promotional activities with respect to its products;
•BellRing’s high leverage, its ability to obtain additional financing (including both secured and unsecured debt) and its ability to service its outstanding debt (including covenants that restrict the operation of its business);
•the accuracy of BellRing’s market data and attributes and related information;
•changes in estimates in critical accounting judgments;
•economic downturns that limit customer and consumer demand for BellRing’s products;
•changes in economic conditions, disruptions in the U.S. and global capital and credit markets, changes in interest rates, volatility in the market value of derivatives and fluctuations in foreign currency exchange rates;
•risks related to BellRing’s ongoing relationship with Post, including Post’s control over BellRing and ability to control the direction of BellRing’s business, conflicts of interest or disputes that may arise between Post and BellRing, and BellRing’s obligations under various agreements with Post, including under the tax receivable agreement;
•conflicting interests or the appearance of conflicting interests resulting from certain of BellRing’s directors also serving as officers or directors of Post;
•risks related to the proposed distribution by Post of a significant portion of its ownership interest in BellRing, including that it is subject to various conditions and may not occur, BellRing’s inability to take certain actions because such actions could jeopardize the tax-free status of the proposed distribution and BellRing’s possible responsibility for U.S. federal tax liabilities related to the proposed distribution;
•the ultimate impact litigation or other regulatory matters may have on BellRing;
•risks associated with BellRing’s international business;
•BellRing’s ability to protect its intellectual property and other assets and to continue to use third party intellectual property subject to intellectual property licenses;
•costs, business disruptions and reputational damage associated with information technology failures, cybersecurity incidents and/or information security breaches;
•impairment in the carrying value of goodwill or other intangibles;
•BellRing’s ability to identify, complete and integrate or otherwise effectively execute acquisitions or other strategic transactions and effectively manage its growth;
•BellRing’s ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002;
•significant differences in BellRing’s actual operating results from BellRing’s guidance regarding its performance;
•BellRing’s ability to hire and retain talented personnel, employee absenteeism, labor strikes, work stoppages or unionization efforts; and
•other risks and uncertainties described in BellRing’s filings with the SEC.
These forward-looking statements represent BellRing’s judgment as of the date of this release. BellRing disclaims, however, any intent or obligation to update these forward-looking statements.
About BellRing Brands, Inc.
BellRing Brands, Inc. is a rapidly growing leader in the global convenient nutrition category offering ready-to-drink shake and powder protein products. Its primary brands, Premier Protein® and Dymatize®, appeal to a broad range of consumers and are distributed across a diverse network of channels including club, food, drug, mass, eCommerce, specialty and convenience. BellRing’s commitment to consumers is to strive to make highly effective products that deliver best-in-class nutritionals and superior taste. For more information, visit www.bellring.com.

Contact:
Investor Relations
Jennifer Meyer
jennifer.meyer@bellringbrands.com
(314) 644-7665
Media Relations
Lisa Hanly
lisa.hanly@bellringbrands.com
(314) 665-3180

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except for per share data)

	Three Months Ended December 31,
	2021	2020
Net Sales	$306.5	$282.4
Cost of goods sold	214.2	190.5
Gross Profit	92.3	91.9
Selling, general and administrative expenses	36.8	38.3
Amortization of intangible assets	4.9	5.9
Other operating income, net	—	(0.1)
Operating Profit	50.6	47.8
Interest expense, net	8.4	12.8
Earnings before Income Taxes	42.2	35.0
Income tax expense	2.9	2.1
Net Earnings Including Redeemable Noncontrolling Interest	39.3	32.9
Less: Net earnings attributable to redeemable noncontrolling interest	31.1	25.1
Net Earnings Available to Class A Common Stockholders	$8.2	$7.8

Earnings per share of Class A Common Stock:
Basic	$0.21	$0.20
Diluted	$0.21	$0.20

Weighted-Average shares of Class A Common Stock Outstanding:
Basic	39.4	39.5
Diluted	39.6	39.6

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions)

	December 31, 2021	September 30, 2021

ASSETS
Current Assets
Cash and cash equivalents	$30.4	$152.6
Receivables, net	118.2	103.9
Inventories	130.2	117.9
Prepaid expenses and other current assets	18.8	13.7
Total Current Assets	297.6	388.1

Property, net	9.1	8.9
Goodwill	65.9	65.9
Intangible assets, net	218.2	223.1
Other assets	9.8	10.5
Total Assets	$600.6	$696.5

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Current portion of long-term debt	$35.0	$116.3
Accounts payable	72.5	91.9
Other current liabilities	38.2	43.1
Total Current Liabilities	145.7	251.3

Long-term debt	473.4	481.2
Deferred income taxes	8.5	7.6
Other liabilities	19.9	21.9
Total Liabilities	647.5	762.0

Redeemable noncontrolling interest	2,780.9	2,997.3

Stockholders’ Deficit
Preferred stock	—	—
Common stock	0.4	0.4
Accumulated deficit	(2,806.6)	(3,059.7)
Accumulated other comprehensive loss	(3.5)	(3.5)
Treasury stock, at cost	(18.1)	—
Total Stockholders’ Deficit	(2,827.8)	(3,062.8)
Total Liabilities and Stockholders’ Deficit	$600.6	$696.5

SELECTED CONDENSED CONSOLIDATED CASH FLOWS INFORMATION (Unaudited)
(in millions)

	Three Months Ended December 31,
	2021	2020
Cash (used in) provided by:
Operating activities	$(9.1)	$23.3
Investing activities	(0.6)	—
Financing activities	(112.5)	(22.0)
Effect of exchange rate changes on cash and cash equivalents	—	0.8
Net (decrease) increase in cash and cash equivalents	$(122.2)	$2.1

EXPLANATION AND RECONCILIATION OF NON-GAAP MEASURES
BellRing uses certain non-GAAP measures in this release to supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures include Adjusted net earnings available to Class A common stockholders, Adjusted diluted earnings per share of Class A common stock and Adjusted EBITDA. The reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure is provided in the tables following this section. Non-GAAP measures are not prepared in accordance with GAAP, as they exclude certain items as described below. These non-GAAP measures may not be comparable to similarly titled measures of other companies.
Adjusted net earnings available to Class A common stockholders and Adjusted diluted earnings per share of Class A common stock
BellRing believes Adjusted net earnings available to Class A common stockholders and Adjusted diluted earnings per share of Class A common stock are useful to investors in evaluating BellRing’s operating performance because they exclude items that affect the comparability of BellRing’s financial results and could potentially distort an understanding of the trends in business performance.
Adjusted net earnings available to Class A common stockholders and Adjusted diluted earnings per share of Class A common stock are adjusted for the following items:
a.Accelerated amortization: BellRing has excluded non-cash accelerated amortization charges recorded in connection with the discontinuation of certain brands as the amount and frequency of such charges are not consistent. Additionally, BellRing believes that these charges do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of BellRing’s current operating performance or comparisons of BellRing’s operating performance to other periods.
b.Restructuring and facility closure costs, including accelerated depreciation: BellRing has excluded certain costs associated with facility closures as the amount and frequency of such adjustments are not consistent. Additionally, BellRing believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of BellRing’s current operating performance or comparisons of BellRing’s operating performance to other periods.
c.Separation costs: BellRing has excluded certain expenses incurred (i) to effect its separation from Post, (ii) in connection with Post’s plan to distribute Post’s interest in BellRing and (iii) to support its transition into a separate stand-alone, publicly-traded entity, as the amount and frequency of such expenses are not consistent. Additionally, BellRing believes that these costs do not reflect expected ongoing future operating expenses and do not contribute to a meaningful evaluation of BellRing’s current operating performance or comparisons of BellRing’s operating performance to other periods.
d.Foreign currency gain/loss on intercompany loans: BellRing has excluded the impact of foreign currency fluctuations related to intercompany loans denominated in currencies other than the functional currency of the respective legal entity in evaluating BellRing’s performance to allow for more meaningful comparisons of performance to other periods.
e.Mark-to-market adjustments on commodity hedges: BellRing has excluded the impact of mark-to-market adjustments on commodity hedges due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates. Additionally, these adjustments are primarily non-cash items and the amount and frequency of such adjustments are not consistent.
f.NCI adjustment: BellRing has included an adjustment to reflect the removal of non-GAAP adjustments which are attributable to redeemable NCI in the calculation of Adjusted net earnings available to Class A common stockholders and Adjusted diluted earnings per share of Class A common stock.
g.Income tax effect on adjustments: BellRing has included the income tax impact of the non-GAAP adjustments using a rate described in the applicable footnote of the reconciliation tables, as BellRing believes that its GAAP effective income tax rate as reported is not representative of the income tax expense impact of the adjustments.
Adjusted EBITDA
BellRing believes that Adjusted EBITDA is useful to investors in evaluating BellRing’s operating performance and liquidity because (i) BellRing believes it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a measure of corporate performance exclusive of BellRing’s capital structure and the method by which the assets were acquired and (iii) it is a financial indicator of a company’s ability to service its debt, as BellRing LLC is required to comply with certain covenants and limitations that are based on variations of EBITDA in BellRing LLC’s financing documents. Management uses Adjusted EBITDA to provide forward-looking guidance and to forecast future results.
Adjusted EBITDA reflects adjustments for income tax expense, interest expense, net and depreciation and amortization including accelerated depreciation and amortization and the adjustments for restructuring and facility closure costs excluding accelerated depreciation, separation costs, foreign currency gain/loss on intercompany loans and mark-to-market adjustments on commodity hedges, as discussed above. Additionally, Adjusted EBITDA reflects adjustments for the following items:
h.     Stock-based compensation: BellRing’s compensation strategy after the initial public offering (the “IPO”) includes the use of BellRing stock-based compensation to attract and retain executives and employees by aligning their long-term compensation interests with BellRing’s stockholders’ investment interests. BellRing’s director compensation strategy includes an election by any director who earns retainers in which the director may elect to defer compensation granted as a director to BellRing Class A common stock, earning a match on the deferral, both of which are stock-settled upon the director’s retirement from the BellRing board of directors. BellRing’s compensation strategy prior to the IPO included the use of Post stock-based compensation to attract and retain executives and employees by aligning their long-term compensation interests with Post’s shareholders’ investment interests; after the IPO, BellRing continues to be charged for Post stock-based compensation through the master services agreement with Post. BellRing has excluded stock-based compensation as stock-based compensation can vary significantly based on reasons such as the timing, size and nature of the awards granted and subjective assumptions which are unrelated to operational decisions and performance in any particular period and does not contribute to meaningful comparisons of BellRing’s operating performance to other periods.
i.     Net earnings attributable to redeemable noncontrolling interest: BellRing has included adjustments for the portion of its consolidated net earnings which was allocated to redeemable NCI, allowing for the calculation of Adjusted EBITDA to include 100% of BellRing as BellRing’s management evaluates BellRing’s operating performance on a basis that includes 100% of BellRing.

RECONCILIATION OF NET EARNINGS AVAILABLE TO CLASS A COMMON STOCKHOLDERS
TO ADJUSTED NET EARNINGS AVAILABLE TO CLASS A COMMON STOCKHOLDERS (Unaudited)
(in millions)

	Three Months Ended December 31,
	2021	2020
Net Earnings Available to Class A Common Stockholders	$8.2	$7.8
Dilutive impact of net earnings attributable to NCI	0.1	—
Net Earnings Available to Class A Common Stockholders for Diluted Earnings per Share	8.3	7.8

Adjustments:
Accelerated amortization	—	0.4
Restructuring and facility closure costs, including accelerated depreciation	—	4.7
Separation costs	2.0	—
Foreign currency loss (gain) on intercompany loans	0.2	(0.3)
Mark-to-market adjustments on commodity hedges	(0.3)	—
NCI adjustment	0.1	(3.4)
Total Net Adjustments	2.0	1.4
Income tax effect on adjustments (1)	(0.5)	(0.3)
Adjusted Net Earnings Available to Class A Common Stockholders	$9.8	$8.9

(1) For all periods, income tax effect on adjustments was calculated on all items, except for separation costs and NCI adjustment, using a rate of 7.0%, which represents the effective income tax rate on BellRing’s distributive share from BellRing LLC. For all periods, NCI adjustment was calculated using a rate of 0.0%. For the three months ended December 31, 2021, income tax effect for separation costs was calculated using a rate of 24.0%.

RECONCILIATION OF DILUTED EARNINGS PER SHARE OF CLASS A COMMON STOCK
TO ADJUSTED DILUTED EARNINGS PER SHARE OF CLASS A COMMON STOCK (Unaudited)

	Three Months Ended December 31,
	2021	2020
Diluted Earnings per share of Class A Common Stock	$0.21	$0.20

Adjustments:
Accelerated amortization	—	0.01
Restructuring and facility closure costs, including accelerated depreciation	—	0.12
Separation costs	0.05	—
Foreign currency loss (gain) on intercompany loans	0.01	(0.01)
Mark-to-market adjustments on commodity hedges	(0.01)	—
NCI adjustment	—	(0.09)
Total Net Adjustments	0.05	0.03
Income tax effect on adjustments (1)	(0.01)	(0.01)
Adjusted Diluted Earnings per share of Class A Common Stock	$0.25	$0.22

(1) For all periods, income tax effect on adjustments was calculated on all items, except for separation costs and NCI adjustment, using a rate of 7.0%, which represents the effective income tax rate on BellRing’s distributive share from BellRing LLC. For all periods, NCI adjustment was calculated using a rate of 0.0%. For the three months ended December 31, 2021, income tax effect for separation costs was calculated using a rate of 24.0%.

RECONCILIATION OF NET EARNINGS AVAILABLE TO CLASS A COMMON STOCKHOLDERS
TO ADJUSTED EBITDA (Unaudited)
(in millions)

	Three Months Ended December 31,
	2021	2020
Net Earnings Available to Class A Common Stockholders	$8.2	$7.8
Income tax expense	2.9	2.1
Interest expense, net	8.4	12.8
Depreciation and amortization, including accelerated depreciation and amortization	5.3	6.7
Restructuring and facility closure costs, excluding accelerated depreciation	—	4.6
Stock-based compensation	2.0	1.9
Separation costs	2.0	—
Foreign currency loss (gain) on intercompany loans	0.2	(0.3)
Mark-to-market adjustments on commodity hedges	(0.3)	—
Net earnings attributable to redeemable noncontrolling interest	31.1	25.1
Adjusted EBITDA	$59.8	$60.7
Adjusted EBITDA as a percentage of Net Sales	19.5%	21.5%